WARRANT AGREEMENT

         Warrant Agreement dated as of ________________, 1997 between Intervest Bancshares Corporation, a Delaware corporation (the "Company") and The Bank of New York, a New York trust company (the "Warrant Agent").

         By agreement dated as of September 27, 1994, as amended as of December 1, 1995, and as further amended as of October 4, 1996 (collectively the "Previous Agreement"), the Company has previously appointed the Warrant Agent to act on behalf of the Company in connection with the issuance, division, transfer, exchange and exercise of warrants to purchase shares of its Class A Common Stock, and warrants to purchase shares of its Class B Common Stock (collectively, the "Warrants").

         The Company wishes the Warrant Agent to continue to act on behalf of the Company and the Warrant Agent is willing to act in connection with the issuance, division, transfer, exchange and exercise of Warrants.

         By this Warrant Agreement, the Company and the Warrant Agent hereby amend and restate the Previous Agreement in its entirety.

         In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the registered owners of the Warrants (the "Holders"), the Company and the Warrant Agent hereby agree as follows:

         SECTION 1. Appointment of Warrant Agent; Transferability and Form of Warrant.

                  1.1 Appointment. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement, and the Warrant Agent hereby accepts such appointment.

                  1.2 Registration. Each Warrant certificate shall be numbered and shall be registered in a register (the "Warrant Register") as they are issued. The Company and the Warrant Agent shall be entitled to treat any Holder of any Warrant who is registered in the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants that are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with such knowledge of such facts that its participation therein amounts to bad faith.

                  1.3 Transfer by Holders. The Warrants held by Holders shall be transferable only on the books of the Company maintained at the office or agency of the Warrant Agent in the Borough of Manhattan, City of New York, upon



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delivery thereof duly endorsed by the Holder or by such Holder's duly authorized
attorney  or  legal  representative,   or  accompanied  by  proper  evidence  of
succession, assignment or authority to transfer, which endorsement shall be guaranteed by an institution that participates in a nationally recognized signature guaranty program. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Warrant Agent. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Warrant Agent in its discretion. Upon any registration of transfer, the Warrant Agent shall countersign and deliver a new Warrant certificate to the person entitled thereto.

                  1.4 Form of Warrant Certificates. The text of Warrant certificates and of the form of election to purchase Shares shall be in such form or forms of certificate as may, from time to time, be approved by the Company and the Warrant Agent. Each Warrant shall initially entitle the Holder thereof to purchase the number of shares set out in the certificate. The number of Warrants, the exercise price per Share and the number of Shares issuable upon exercise of each warrant issued to Holders are subject to adjustment upon the occurrence of certain events, all as provided in Section 9. The Warrant certificates shall be executed on behalf of the Company by its Chairman of the Board (or any Co-Chairman), or any Vice Chairman of the Board, or its President or one of its Vice Presidents under its corporate seal reproduced thereon attested by its Secretary or an Assistant Secretary. The signature of any of such officers on the Warrant certificates may be manual or facsimile.

                  Warrant certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such office prior to the delivery of such Warrant certificates or did not hold such office on the date of this Agreement.

                  Warrant certificates issued to Holders shall be dated as of the date of countersignature thereof by the Warrant Agent either upon initial issuance or upon division, exchange, substitution or transfer.

         SECTION 2. Countersignature of Warrant Certificates.

         The Warrant certificates shall be countersigned by the Warrant Agent (or any successor to the Warrant Agent then acting as warrant agent under this Agreement) and shall not be valid for any purpose unless so countersigned. Warrant certificates, however, may be countersigned by the Warrant Agent (or by its successors as warrant agent hereunder) and may be delivered by the Warrant Agent notwithstanding that the persons whose manual or facsimile signatures appear thereon as proper officers of the Company shall have ceased to be such officers at the time of such countersignature, issuance or delivery. The Warrant Agent shall, upon written instructions of a Chairman, President, Vice President, or Secretary of the Company, countersign, issue and deliver Warrants entitling


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the  Holders  thereof  to  purchase  shares of Class A Common  Stock and Class B
Common Stock and shall countersign and deliver Warrants as otherwise provided in this Agreement.

         SECTION 3. Exchange of Warrant Certificates.

         Warrant certificates may be exchanged for another certificate or certificates entitling the Holder thereof to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitle such Holder to purchase. Any Holder of a Warrant certificate desiring to exchange it shall make such request in writing delivered to the Warrant Agent and shall surrender, properly endorsed in the manner described in subsection 1.3 hereof, the certificate or certificates evidencing the Warrant or Warrants to be so exchanged. Thereupon, the Warrant Agent shall deliver to the person entitled thereto a new Warrant certificate or certificates as so requested, which certificate or certificates will be in the same form as the original certificate or in such other form as may be approved by the Company and the Warrant Agent.

         SECTION  4.  Term  of  Warrants;   Exercise  of  Warrants  by  Holders;
Callability.

         4.1 Term of Warrants. Subject to the terms of this Agreement, each Holder shall have the right at any time after issuance until the time and date specified on the certificate, to purchase from the Company the number of fully paid and nonassessable Shares to which the Holder may at the time be entitled to purchase pursuant to the Warrants then being exercised by the Holder, upon surrender, to the Company at the office or agency of the Warrant Agent in the Borough of Manhattan, City of New York, of the certificate or certificates evidencing such Warrants, together with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed by an institution that participates in a nationally recognized signature guaranty program, and upon payment to the Warrant Agent for the account of the Company of the Warrant Price for the number of Shares in respect of which such Warrants are then exercised. Payment of the aggregate Warrant Price shall be made by certified or cashier's check.

         The Company may, from time to time, by written notice to the Warrant Agent specifying the revised expiration date, extend the expiration date for any Warrant or Warrants issued by it. In such event a legend, in the form of Exhibit A, attached hereto (or such other form as may be approved by the Company and the Warrant Agent), shall be affixed to or over-stamped on certificates presented by holders of Warrants when the expiration date has been so extended or when new certificates representing such Warrants are issued.

         4.2 Exercise by Holders. Subject to Section 5 hereof, upon such surrender of Warrants and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of such Warrants, together with payment, as provided in subsection 10.1 hereof, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed


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to have been issued and any person so  designated  to be named  therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of such Warrants and payment of the Warrant Price, as aforesaid;
provided, however, that if, at the date of surrender of such Warrants and payment of such Warrant Price, the transfer books for the Shares shall be closed, the certificates for the Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after the expiration date of the Warrant) and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided further, however, that the transfer books of record, unless otherwise required by law or regulation, shall not be closed at any one time for a period longer than 20 days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of less than all of the Shares specified therein at any time prior to the date of expiration of the Warrants, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant certificates the same form as the original certificate or in such other form as may be approved by the Company and the Warrant Agent, pursuant to the provisions of this Section and of Section 2 hereof and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant certificates duly executed on behalf of the Company for such purposes.

         4.3 Callability. If so provided in the certificate representing the Warrant, the Warrant shall be subject to call by the Company, at the times and upon payment of the sum, if any, specified in the certificate. If the Company elects to call the Warrants, it shall notify the Warrant Agent in writing of the call date and the portion of the Warrants to be called. The Company shall give such notice at least 60 days before the date. If less than all of the Warrants subject to call are to be redeemed, the Warrants shall be redeemed from Holders on a pro rata basis based upon their aggregate holdings. At least 60 days before the call date, the Company shall mail a notice of call by first-class mail to each Holder whose Warrants have been called. The notice shall identify the Warrants called and shall state: the call date; the call price, if any; and that from and after the call date (unless the Company defaults in the payment of the call price, if any), all rights of the Holder as a Warrantholder shall cease, except the right to receive the call price, without interest.

         SECTION 5.  Payments of Taxes.

         The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of Shares issuable upon the exercise of Warrants; provided, however, that the Company shall not be required to pay, and the Holder shall pay, any tax or taxes that may be payable in respect of any transfer involved in the issue or delivery of any Warrants or certificates for shares in a name other than that of the registered Holder of the Warrants that were surrendered.



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         SECTION 6.  Mutilated or Missing Warrants.

         In case any of the certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and the Warrant Agent shall, with respect to Holders, countersign and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant certificate and indemnity and bonds, if requested, also satisfactory to them. Applicants for such substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

         SECTION 7.  Reservation of Shares; Cancellation of Warrants.

         7.1 Reservation of Shares. There have been reserved, and the Company shall at all times keep reserved out of its authorized Class A Common Stock and Class B Common Stock, a number of shares of Class A Common Stock and Class B Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding warrants. The Transfer Agent for the Class A Common Stock and Class B Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent for the Class A Common Stock and Class B Common Stock and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the outstanding Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent stock certificates required to honor outstanding warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed stock certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in
Section 10 hereof. All Warrant certificates surrendered by Holders in the exercise of the rights thereby evidenced shall be canceled by the Warrant Agent. Promptly after the date of expiration of the Warrants, the Warrant Agent shall certify to the Company the aggregate number of Warrants then outstanding which are held by Holders, and thereafter no shares shall be subject to reservation in respect of such Warrants.

         7.2 Cancellation of Warrants. In the event the Company shall purchase or otherwise acquire Warrants from Holders, the related Warrant certificates shall thereupon be delivered to the Warrant Agent and be canceled by it and retired. The Warrant Agent shall cancel any Warrant certificate surrendered by Holders for exchange, substitution, transfer or exercise in whole or in part.


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         SECTION  8.  Warrant Price.

         The exercise price per share at which Shares shall be purchasable upon exercise of each Warrant (the "Warrant Price") shall be the amount set out in the certificate representing such Warrant, subject to adjustment pursuant to
Section 9 hereof.

         SECTION  9.  Adjustment  of  Warrant  Price and  Number  of Shares  for
Warrants.

         9.1 Adjustments for Class A Warrants. Except as may otherwise be provided in the form of certificate representing a Warrant (in which case the provisions set out in the certificate related to adjustments in the number and kind of securities purchasable upon the exercise of the Warrant and the Warrant Price shall govern and control), the number and kind of securities purchasable upon the exercise of each Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events occurring after the date of this Agreement, as follows:

                  (a) Subject to the exceptions referred to in subsection 9.3, in the event the Company shall, at any time or from time to time after the date of issuance of such Warrant, sell any shares of Class A Common Stock for a cash consideration per share less than the then applicable Warrant Price for such Warrant, then the applicable Warrant Price for such Warrant, in effect immediately prior to such sale shall be reduced to the price (rounded to the nearest cent) determined by dividing (i) an amount equal to the sum of (x) the number of shares of Class A Common Stock outstanding immediately prior to such sale multiplied by the then applicable Warrant Price for such Warrant, plus (y) the cash consideration received by the Company upon such sale, by (ii) the total number of shares of Class A Common Stock outstanding immediately after such sale. The cash consideration received by the Company shall be deemed to be the gross sales price therefor without deducting therefrom any expense paid or incurred by the Company or any underwriting discounts or commissions or concessions paid or allowed by the Company in connection therewith.

                  (b) In case the Company shall (i) pay a dividend in shares of Class A Common Stock or make a distribution to all holders of shares of Class A Common Stock in shares of Class A Common Stock, (ii) subdivide its outstanding shares of Class A Common Stock into a greater number of shares, (iii) combine its outstanding shares of Class A Common Stock into a smaller number of shares of Class A Common Stock, or (iv) issue by reclassification of its shares of Class A Common Stock any shares of capital stock of the Company, the number of Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Shares of the Company that such person would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event or any record date with respect


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         thereto.  An adjustment  made  pursuant to this  paragraph (b) shall be made on the effective date of any such event and shall become effective immediately after such effective date retroactive to the record date, if any, for such event. If, as a result of an adjustment made pursuant to this paragraph (b), the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Warrant Price for each Warrant between or among shares of such classes of capital stock of the Company.

                  (c) In case the Company shall fix a record date for the issuance of rights, convertible securities or warrants to all holders of its shares of Class A Common Stock entitling them to subscribe for or purchase shares of Class A Common Stock at a price per share (or having a conversion price per share) that is lower on the date of issuance thereof than the then current market price per share of Class A Common Stock (as defined in paragraph (e) below), the number of Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of shares of Class A Common Stock outstanding on the date of issuance of such rights, convertible securities or warrants plus the number of additional shares of Class A Common Stock offered for subscription or purchase (or into which the convertible securities so offered are initially convertible), and of which the denominator shall be the number of shares of Class A Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares of Class A Common Stock so offered (or the aggregate initial conversion price of the convertible securities so offered) would purchase at the current market price per share of Class A Common Stock (as defined in paragraph (e) below) on the record date for this issuance of such rights, convertible securities or warrants. Such adjustment shall be made at time of issuance and shall become effective immediately after such rights, convertible securities or warrants are issued, retroactive to the record date for the determination of stockholders to receive such rights, convertible securities or warrants.

                  (d) In case the Company shall fix a record date for the distribution to all holders of its shares of Class A Common Stock of evidences of its indebtedness or assets (excluding cash dividends) or rights to subscribe, convertible securities or warrants (excluding those referred to in paragraph (c) above), then in each case the Warrant Price shall be adjusted to a price determined by multiplying the Warrant Price in effect immediately prior to such distribution by a fraction, of which the numerator shall be the then current market price per share of Class A Common Stock as of such record date, less the fair value as of such record date (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, convertible securities or warrants applicable to one share of Class A Common Stock, and of which the denominator shall be such current market price per share of Class A Common Stock as of such record date. Such adjustment shall be made whenever any such


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         distribution  is  made,  and  shall  become  effective  on the  date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

                  (e) For the purpose of any computation under paragraphs (c) and (d) above and Section 10, the current market price per share of Class A Common Stock at any date shall be deemed to be the average of the daily closing prices for the thirty consecutive trading days commencing forty-five trading days before the date in question. The closing price for each day shall be (i) if the Class A Common Stock is listed or admitted to trading on a national securities exchange, the closing price on the NYSE-Consolidated Tape (or any successor composite tape reporting transactions on national securities exchanges) or, if such a composite tape shall not be in use or shall not report transactions in the Class A Common Stock, the last reported sales price regular way on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of the Class A Common Stock has been traded during such 30 consecutive trading days), or, if there is no transaction on any such day in any such situation, the mean of the bid and asked prices on such day, or
         (ii) if the Class A Common Stock is not listed or admitted to trading on any such exchange, the last reported sale price, if reported, or, if no sale occurs on such date or the last reported sale price is not available, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System (NASDAQ) or a similar source selected from time to time by the Company for the purpose. If on any such date the Class A Common Stock is not quoted by any such organization, the fair value of the Class A Common Stock on such date, as determined in good faith by the Board of Directors of the Company, shall be used.

                  (f) No adjustment in the number of Shares purchasable hereunder or the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least five per cent (5%) in the number of Shares purchasable upon the exercise of such Warrant or the Warrant Price for such Warrant.

                  (g) Whenever the number of Shares purchasable upon the exercise of any Warrant is adjusted, as herein provided, the Warrant Price per Share payable upon exercise of such Warrant shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of such Warrant, immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter; provided, however, that the Company may elect, in lieu of the adjustment in the number of Shares pursuant to paragraph (b) or (c) above, to adjust the number of Warrants pursuant to paragraph (m) of this subsection 9.1, but any such election shall not affect the adjustment of the Warrant Price required by this paragraph.


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                  (h)  Whenever  the number of  Warrants or the number of Shares purchasable upon the exercise of a Warrant or the Warrant Price per Share is adjusted, as herein provided, the Company shall cause the Warrant Agent promptly to mail by first-class mail, postage prepaid, to each Holder of a Warrant or Warrants so adjusted, notice of such adjustment or adjustments and shall deliver to the Warrant Agent a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of warrants or Shares purchasable upon the exercise of such Warrant and the Warrant Price of such Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any Holder of Warrants desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holders of Warrants to determine whether any facts exist that may require any adjustment of the Warrant Price or the number of Warrants or Shares or other stock or property purchasable or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment.

                  (i) In any case in which this subsection 9.1 shall require that an adjustment become effective retroactively to a record date, the Company may, at its option, elect to defer (but only until five business days following the filing by the Company with the Warrant Agent of the certificate described in paragraph (h) above) issuing to the holder of any Warrant exercised after such record date the shares of Class A Common Stock and other capital stock of the Company issuable upon such exercise over and above the shares of Class A Common Stock and other capital stock of the Company issuable upon such exercise only on the basis of the Warrant Price for the Warrants prior to such adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

                  (j) In the event that at any time, as a result of an adjustment made pursuant to paragraphs (b) through (d) above, the Holders of a Warrant or Warrants shall become entitled to purchase any shares of the Company's capital stock other than shares of Class A Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this subsection 9.1 and the provisions of Section 4 and subsections 9.2 through 9.5, inclusive and subsection 10.1, with respect to the Shares shall apply on like terms to any such other shares.

                  (k) Upon the expiration of any rights, options, warrants or conversion rights referred to in this subsection 9.1, if any thereof shall not have been exercised, the Warrant Price and the number of Shares purchasable upon the exercise of a Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) assuming the only shares of Class A Common Stock so issued were the shares of Class A Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion rights and such shares of Class A Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise.

                  (l) The Company may make reductions in the Warrant Price, in addition to those required by this subsection 9.1, as it considers to be advisable in order to avoid or diminish any income tax to any holder of its Class A Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

                  (m) In lieu of any adjustment in the number of Shares purchasable upon the exercise of each Warrant as provided in this Agreement, the Company may elect to adjust the number of Warrants so that each Warrant outstanding (after such adjustment in the number of Warrants) shall be exercisable for one Share. Each Warrant held of record immediately prior to such adjustment of the number of Warrants shall become that number of Warrants determined (to the nearest hundredth) by multiplying the number of Shares purchasable upon exercise of a Warrant immediately prior to such adjustment by a fraction, the numerator of which shall be the Warrant Price in effect immediately prior to such adjustment and the denominator of which shall be the Warrant Price in effect immediately after such adjustment. Upon each adjustment of the number of Warrants pursuant to this paragraph
         (m), the Company shall, as promptly as practicable, cause to be distributed to Holders of record of Warrant certificates on such record date Warrant certificates evidencing, subject to Section 10, the additional Warrants to which such holders shall be entitled as a result of such adjustment or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company, new Warrant certificates evidencing all the Warrants to which such holders shall be entitled after such adjustment. Warrant certificates to be so distributed may, at the option of the Company, bear the adjusted Warrant Price and shall be registered in the names of the holders of record of Warrant certificates on the record date specified in the public announcement.

         9.2 No Adjustment for Dividends. Except as provided in subsection 9.1, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

         9.3 No Adjustment in Certain Cases. No adjustments shall be made under subsection 9.1 or any other Section herein:

                  (a) In connection with the issuance of Shares upon exercise of Warrants.

                  (b) In connection with the issuance of shares of Class A Common Stock issuable pursuant to any stock option or employee benefit plans which have been or may be adopted by the Company.

         9.4 Preservation of Purchase Rights Upon Reclassification, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, each Holder of a Warrant shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property that such person would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action and the Company or such successor or purchasing corporation, as the case may me, shall execute with the Warrant Agent agreements so providing. The Company shall mail by first-class mail, postage prepaid, to the Holder of each Warrant, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The provisions of this subsection
9.4 shall similarly apply to successive consolidations, mergers, sales or conveyances. The Warrant Agent shall be under no duty or responsibility to determine the correctness of any provisions contained in any such agreement relating either to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments.

         9.5 Class B Warrants. The provisions of subsections 9.1 through 9.4 apply to Warrants to purchase shares of Class A Common Stock. In the case of Warrants to purchase shares of Class B Common Stock, any provisions related to adjustments in the Warrant Price or the number or kind of shares purchasable upon exercise of the Warrant shall be set out in the certificate representing such Warrant.

         9.6 Statement on Warrants. Irrespective of any adjustments in the Warrant Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number of and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

         SECTION 10.  Fractional Interests.

         10.1 Fractional Shares. The Company shall not be required to issue fractional Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Shares that shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Shares represented by the Warrants so presented. If any fraction of a Share nevertheless would be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount equal to the current market price per Share (as defined in subsection 9.1(d) above) on the date of such exercise multiplied by such fraction.

         10.2 Fractional Warrants. The Company shall not be required to issue fractions of Warrants on any distribution of Warrants to holders of Warrant certificates pursuant to subsection 9.1 hereof or to distribute Warrant certificates which evidence fractional Warrants. In lieu of such fractional Warrants, there shall be paid to the registered holders of Warrant certificates with regard to which such fractional Warrants would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Warrant on the trading day immediately prior to the date on which such fractional Warrant would have been otherwise issuable. For purposes of this subsection 10.2, the current market value of a Warrant shall be the closing price of the Warrant for the trading day immediately prior to the date on which such fractional Warrant would have been otherwise issuable. The closing price for any day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as quoted on NASDAQ, or, if the Warrants are not quoted on NASDAQ, on the principal national securities exchange on which the Warrants are listed or admitted to trading. If on any such date the Warrants are not quoted by any such organization, the fair value of the Warrants on such date, as determined in good faith by the Board of Directors of the Company, shall be used.

         SECTION 11. No Rights as Stockholders; Notices and Reports to Warrant Holders.

         Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders or their transferees the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any of the following events shall occur:

                  (a) the Company shall declare any dividend payable in any securities upon its shares of Class A Common Stock; or

                  (b) the Company shall offer to the holders of its shares of Class A Common Stock any additional shares of Class A Common Stock or securities convertible into shares of Class A Common Stock or any right to subscribe thereto; or

                  (c) a dissolution, liquidation or winding-up of the Company (other than in connection with a consolidation, merger, or sale of all or substantially all of its property, assets, and business as an entirety) shall be proposed;

then in any one or more of said events, the Company shall give notice in writing of such event to the Warrant Agent and the Holders as provided in Section 17 hereof. Such notice shall be given at least 10 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend or offer, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding-up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such dividend, offer, or proposed dissolution, liquidation or winding-up.

         SECTION 12. Disposition of Proceeds on Exercise of Warrants; Inspection of Warrant Agreement.

         The Warrant Agent shall account promptly to the Company with respect to the Warrants exercised and pay to the Company with such accounting all moneys received by the Warrant Agent upon the exercise of such Warrants.

         The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by Holders of Warrants during normal business hours at its principal office in New York, New York. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

         SECTION 13. Merger or Consolidation or Change of Name of Warrant Agent.

         Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as successor Warrant Agent under the provisions of Section 15 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement any of the Warrants shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the counter-signature of the original Warrant Agent and deliver such Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrants either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases Warrants shall have the full force provided in the Warrants and in this Agreement.

         In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrants shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver Warrants so countersigned; and in case at that time any of the Warrants shall not have been countersigned, the Warrant Agent may countersign such Warrants either in its prior name or in its changed name; and in all such cases such Warrants shall have the full force provided in the Warrants and in this Agreement.

         SECTION 14.  Concerning the Warrant Agent.

         The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound:

         14.1 The statements contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

         14.2 The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants to be complied with by the Company.

         14.3 The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees or for any loss to the Company resulting from such neglect or misconduct provided reasonable care shall have been exercised in the selection and continued employment thereof.

         14.4 The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel to the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder of any Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

         14.5 Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, any Vice Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         14.6 The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature reasonably incurred by the Warrant Agent in the performance of its duties under this Agreement, and agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the performance of its duties under this Agreement except as a result of the Warrant Agent's negligence or bad faith.

         14.7 The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of actions under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

         14.8 The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         14.9 The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

         14.10 The Warrant Agent will not incur any liability or responsibility to the Company or to any Holder of any Warrant for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

         14.11 The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Shares

(or other stock) to be issued pursuant to this Agreement or any Warrant, or as to whether any Shares (or other stock) will when issued be validly issued, fully paid and nonassessable, or as to the Warrant Price or the number or amount of Shares or other securities or other property issuable upon exercise of any Warrant.

         14.12 The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, any Co- Chairman, any Vice Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officers.

         SECTION 15.  Changes of Warrant Agent.

         The Warrant Agent may resign and be discharged from its duties under this Agreement by giving to the Company 60 days' notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 50 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the Holder of a Warrant (who shall with such notice submit his Warrant for inspection by the Company), then the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Any successor warrant agent, whether appointed by the Company or such court, shall be a bank or trust company, in good standing, incorporated under the laws of the United States of America or any state thereof and having at the time of its appointment as warrant agent a combined capital and surplus of at least $50,000,000. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to file any notice provided for in this Section 15, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be. In the event of such resignation or removal, the successor warrant agent shall mail, first-class, to each Holder, written notice of such removal or resignation and the name and address of such successor warrant agent.

         SECTION 16.  Identity of Transfer Agent.

         Forthwith upon the appointment of any subsequent Transfer Agent for the Company's shares of Class A Common Stock or Class B Common Stock, or any other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants, the Company will file with the Warrant Agent a statement setting forth the name and address of such Transfer Agent.

         SECTION 17.  Notices.

         Any notice pursuant to this Agreement by the Company or by the Holder of any Warrant to the Warrant Agent, or by the Warrant Agent or by the Holder of any Warrant to the Company shall be in writing and shall be deemed to have been duly given if delivered or mailed (a) to the Company, to Intervest Bancshares Corporation, 10 Rockefeller Plaza (Suite 1015), New York, New York, 10020-1903,
Attention: Chairman of the Board; and (b) if to the Warrant Agent, to The Bank of New York, 101 Barclay Street, 21 West, New York, New York 10286, Attention:
Corporate Trust Department. Each Party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party.

         Any notice mailed pursuant to this Agreement by the Company or the Warrant Agent to each other or the Holders of Warrants shall be in writing and shall be deemed to have been duly given if mailed, postage prepaid by first class mail, to such Holders at their respective addresses on the books of the Warrant Agent, or the Company, respectively.

         SECTION 18.  Supplements and Amendments.

         The Company and the Warrant Agent may from time to time supplement or amend this Agreement, without the approval of any Holders of Warrants, in order to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable that shall not adversely affect the interests of the Holders of Warrants.

         SECTION 19.  Successors.

         All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 20.  Merger or Consolidation of the Company.

         Upon any merger or consolidation of the Company, the corporation resulting from such merger or consolidation (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form to the Warrant Agent in the exercise of its reasonable judgment and executed and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

         SECTION 21.  Applicable Law.

         This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State.

         SECTION 22.  Benefits of this Agreement.

         Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent, and the Holders of the Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, and the Holders of the Warrants.

         SECTION 23.  Counterparts.

         This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 24.  Captions.

         The captions of the Sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                            INTERVEST BANCSHARES CORPORATION


                                            By:      ___________________________

                                            THE BANK OF NEW YORK


                                            By:      ___________________________

                                                                       EXHIBIT A

THE TERM OF THIS WARRANT HAS BEEN EXTENDED TO 5:00 P.M. NEW YORK TIME,
_____________________________.

Dated:  _______________________


Countersigned:

THE BANK OF NEW YORK


By:      _______________________________
                  Authorized Officer